August 7, 2000

Board of Directors
Elast Technologies, Inc.
2505 Rancho Bel Air,
Las Vegas, NV 89107

Gentlemen;

We  have acted as securities counsel for Elast Technologies, Inc.
("Elast Technologies" or the "Company"). You have asked us to render this opinion to Elast Technologies, Inc..

You have advised that:

  1. Elast   Technologies  is  current   in   its   reporting
     responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended
  2. Edward T. Whelan and Edward Meyer, Jr. have acted and will continue to act as consultants to the Company.
  3. In their capacities as consultants, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Elast Technologies, Inc.'s securities.
  4. Elast Technologies has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of Elast Technologies.
  5. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of Elast Technologies. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We  have read such documents as have been made available  to  us.
For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that Elast Technologies may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We  consent  to  the  use  of  this letter  in  the  Registration
Statement filed on Form S-8.

                                        Sincerely,


                                        /s/ Chapman & Flanagan, Ltd.
                                        Chapman & Flanagan, Ltd.